THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286


CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691

                                             Distribution Date        10/25/96
4.06(i)
Reduction of the Stated                           SINGLE               TOTAL
Amount of Certificates                          CERTIFICATE            AMOUNT
Class A-1 Certificates.         RS5            $57.12640740       1,631,410.23
Class A-2 Certificates.         RT3             $0.00000000               0.00
Class A-3 Certificates.         RU0             $0.00000000               0.00
Class A-4 Certificates.         RV8             $0.00000000               0.00
Class A-5 Certificates.         RW6             $0.00000000               0.00
Class A-6 Certificates.         RX4             $0.00000000               0.00
Class A-7 Certificates.         RY2             $0.00000000               0.00
Class A-8 Certificates.         RZ9             $1.14439367          12,872.14
Class A-R Certificates.         SA3            $57.10000000               5.71
Class X Certificates.           SC9             $0.00000000               0.00
Class B-1 Certificates.         SD7             $0.63519102           6,849.90
Class B-2 Certificates.         SE5             $0.63519039           2,935.85
Class B-3 Certificates.         SF2             $0.63519156           1,956.39
Class B-4 Certificates.         N/A             $0.63519469             717.77
Class B-5 Certificates.         N/A             $0.63518639             391.91
Class B-6 Certificates.         N/A             $0.63519215             848.17

                                Total Amount                      1,657,988.07

Aggregate amount of any Principal Prepayments                       921,866.14


4.06(ii)
Amount of distribution                             SINGLE              TOTAL
representing interest.                           CERTIFICATE           AMOUNT
Class A-1 Certificates.                          $3.98141635        113,700.89
Class A-2 Certificates.                          $5.83333333        479,237.50
Class A-3 Certificates.                          $5.83333355         89,611.67
Class A-4 Certificates.                          $5.83333411         25,089.17
Class A-5 Certificates.                          $0.00000000              0.00
Class A-6 Certificates.                          $5.83333322        175,583.33
Class A-7 Certificates.                          $5.83333362         68,156.67
Class A-8 Certificates.                          $5.79527027         65,185.20
Class A-R Certificates.                          $0.44000000              0.04
Class X Certificates.                            $0.99857620        205,113.84
Class B-1 Certificates.                          $5.81220605         62,678.83
Class B-2 Certificates.                          $5.81220684         26,864.02
Class B-3 Certificates.                          $5.81220779         17,901.60
Class B-4 Certificates.                          $5.81220354          6,567.79
Class B-5 Certificates.                          $5.81220421          3,586.13
Class B-6 Certificates.                          $5.81220629          7,761.02

                                Total Amount                      1,347,037.70


4.06(iii)  Amount of interest shortfall                                   0.00

4.06(iv)
Stated Amount of Certificates    ORIGINAL         SINGLE              TOTAL
after this Distribution          BALANCE       CERTIFICATE            AMOUNT

Class A-1 Certificates.      28,557,900.00     $625.40208839    $17,860,170.30
Class A-2 Certificates.      82,155,000.00   $1,000.00000000    $82,155,000.00
Class A-3 Certificates.      15,362,000.00   $1,000.00000000    $15,362,000.00
Class A-4 Certificates.       4,301,000.00   $1,000,00000000     $4,301,000.00
Class A-5 Certificates.         430,000.00   $1,000.00000000       $430,000.00
Class A-6 Certificates.      30,100,000.00   $1,000.00000000    $30,100,000.00
Class A-7 Certificates.      11,684,000.00   $1,000.00000000    $11,684,000.00
Class A-8 Certificates.      11,248,000.00     $992.33047564    $11,161,733.19
Class A-R Certificates.             100.00     $625.40000000            $62.54
Class X Certificates.       205,406,296.72     $947.05201815   $194,530,447.85
Class B-1 Certificates.      10,784,000.00     $995.74306380    $10,738,093.20
Class B-2 Certificates.      $4,622,000.00     $995.74306361     $4,602,324.44
Class B-3 Certificates.       3,080,000.00     $995.74305844     $3,066,888.62
Class B-4 Certificates.       1,130,000.00     $995.74306195     $1,125,189.66
Class B-5 Certificates.         617,000.00     $995.74306321       $614,373.47
Class B-6 Certificates.       1,335,296.72     $995.74307349     $1,329,612.46

                                Total                          $194,530,447.88


4.06(v)     The Pool Stated Principal Balance for
            the following Distribution Date                    $194,530,447.88


4.06(vi)    Senior Percentage for this
            Distribution Date                                   88.9598352936%
            Subordinated Percentage for this
            Distribution Date                                   11.0401647064%


4.06(vii)   Amount of the Master Servicing Fees paid
            to or retained by the Master Servicer
            with respect to such Distribution Date                  $61,818.32


4.06(viii)  Pass-Through Rate and for
            each Class ofCertificates
            Class A-1 Certificates.                                7.00000000%
            Class A-2 Certificates.                                7.00000000%
            Class A-3 Certificates.                                7.00000000%
            Class A-4 Certificates.                                7.00000000%
            Class A-5 Certificates.                                        N/A
            Class A-6 Certificates.                                7.00000000%
            Class A-7 Certificates.                                7.00000000%
            Class A-8 Certificates.                                7.00000000%
            Class A-R Certificates.                                7.00000000%
            Class X Certificates.                                  1.25459284%
            Class B-1 Certificates.                                7.00000000%
            Class B-2 Certificates.                                7.00000000%
            Class B-3 Certificates.                                7.00000000%
            Class B-4 Certificates.                                7.00000000%
            Class B-5 Certificates.                                7.00000000%
            Class B-6 Certificates.                                7.00000000%


4.06(ix)    Amount of Advances included in the
            distribution on such Distribution Date                   43,491.87

            Aggregate amount of Advances outstanding
            as of the close of business on such
            Distribution Date                                        64,808.71


4.06(x)     The number and aggregate principal
            amounts of Mortgage Loans delinquent
                                   30 to 59 days        15        3,245,640.25
                                   60 to 89 days         7        1,834,572.92
                                   90 or more            1          432,726.65

            The number and aggregate principal
            amounts of Mortgage Loans in foreclosure

                                   In foreclosure        3         $679,820.99

4.06(xi)    Loan number and Stated Principal Balance
            of any Mortgage loan that became an REO
            Property during the preceding calendar
            month.                                                       $0.00


4.06(xiii)  Total number and principal balance of
            any REO Properties as of the close of
            business on the Determination Date
            preceding such Distribution Date.            0               $0.00


4.06(xiv)   Senior Prepayment Percentage                       100.0000000000%


4.06(xv)    Aggregate amount of Realized Losses
            incurred during the preceding calendar
            month.                                                       $0.00

            Aggregate amount of Realized Losses
            through Distribution Date                                    $0.00


4.06(xvi)   Special Hazard Loss Coverage Amount                           0.00
            Required Fraud Loss Coverage                                  0.00
            Current Bankruptcy Amount                                     0.00


4.06(xviii) Withdrawal from Reserve Fund for such
            Distribution Date
                                     A-6                                 $0.00
                                     A-7                                 $0.00

4.06(xix)   Amount remaining in the Reserve Fund
            after taking into account amounts
            withdrawn for such distribution date

                                     A-6                        S30,100,000.00
                                     A-7                        $11,684,000.00